Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form S-4 (Registration Statement) of Juniata Valley Financial Corp. of our report dated February 6, 2015, relating to the consolidated financial statements of FNBPA Bancorp, Inc. as of December 31, 2014 and 2013 and for the years then ended, which appears in this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Kronick Kalada Berdy & Co. P.C.

Kingston, Pennsylvania

August 24, 2015